UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2021

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 27, 2021, Cardax, Inc. (the “Company”) was notified by KBL, LLP (“KBL”) that it would resign as the Company’s independent registered public accounting firm effective June 30, 2021, for factors unrelated to the Company.

KBL’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit reports each contained an explanatory paragraph about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 30, 2021, (i) there were no disagreements with KBL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of KBL would have caused it to make reference to the matter in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KBL with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that KBL furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements. A copy of KBL’s letter, dated July 1, 2021, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

The action by KBL was not subject to recommendation or approval by the Audit Committee of the Board of Directors of the Company. The Audit Committee is evaluating the Company’s options with respect to engaging a successor independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1	Letter from KBL, LLP to the Securities and Exchange Commission dated July 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2021

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull Chief Executive Officer and President